Exhibit 99.2

FOR IMMEDIATE RELEASE

MISCOR Group Announces Completion of $12.5 Million Private Placement
New Equity to Fund Capital Restructure, Acquisition Strategy

SOUTH BEND, Ind., Jan. 18, 2007 - Industrial services provider MISCOR Group, Ltd. (OTC BB: MCGL) announced today that it has raised $12.5 million through the private placement of 62.5 million shares of its common stock to Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. at the price of $0.20 per share. The proceeds from the sale are being used to pay off approximately $10 million of senior secured debt and for general working capital purposes.

MISCOR, a South Bend, Ind.-based provider of integrated mechanical and electrical industrial services and products, said it pursued the private placement as a means of improving its capital structure by reducing debt and providing additional working capital to fund its expansion plans and continued acquisition strategy.

“This is a significant opportunity for us as we are well positioned to continue our track record of strong sales growth. Our decision to pursue a capital raise is directly related to our continued fast pace of both acquisition- and organic-based growth,” said John Martell, president and CEO of MISCOR Group. “This additional capital is critical to ensuring 2007 is another strong year for the Company, as we continue to bring ever-expanding products and services to our growing roster of blue-chip customers.”

“Our diverse business units and unique corporate model are key to MISCOR’s growth as we support America’s infrastructure,” continued Martell. “With the ability to create an integrated workflow between units and by offering customers numerous crossover services, we have the capacity and expertise to grow from a regional player to a national industrial services leader.”

The common stock issued in this private placement has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. MISCOR has agreed to file a registration statement within 180 days covering resale of the shares issued in this private placement. This press release does not, and will not, constitute an offer to sell or the solicitation of an offer to buy, the common stock or any other security.

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About MISCOR
South Bend, Ind.-based MISCOR Group (OTC BB: MCGL) conducts operations through three principal subsidiaries: Magnetech Industrial Services, Inc., which is primarily engaged in providing maintenance and repair services to industry for electric motors, lifting magnets and power distribution systems; Martell Electric, LLC, which provides a wide range of electrical contracting services for industrial, commercial and institutional customers; and HK Engine Components, LLC, which manufactures, repairs and engineers power assemblies for large diesel engines. Formerly known as Magnetech Integrated Services Corp., MISCOR was ranked on the Inc. 500 in 2004 and 2005 before going public in 2006, and has grown to more than 400 employees in 12 locations nationwide.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Rich Mullin, CFO	Noel Ryan, Patrick Kane
MISCOR Group, Ltd.	Lambert, Edwards & Associates, Inc.
(574) 234-8131	(616) 233-0500 pkane@lambert-edwards.com